Exhibit 99.1

Corbus Pharmaceuticals Holdings, Inc. Announces Proposed Public Offering of Common Stock

Norwood, MA (October 23, 2017) – Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), a clinical stage drug development company targeting rare, chronic, serious inflammatory and fibrotic diseases, today announced that it plans to offer shares of its common stock in an underwritten public offering. Corbus intends to use the proceeds of the proposed offering to fund its continued development of anabasum and for general corporate purposes, which may include funding preclinical studies and clinical trials, manufacturing anabasum for clinical trials and commercial launch, and acquisitions or investments in businesses, products or technologies that are complementary, and to increase its working capital and fund capital expenditures.

Cantor Fitzgerald & Co. is acting as the sole book-running manager for the offering.

The securities described above are being offered by Corbus pursuant to a registration statement (File No. 333-207936) previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov upon filing. Copies of the preliminary prospectus supplement and accompanying prospectus relating to this offering, when available, may be obtained from Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by telephone at 212-829-7122, or by e-mail at prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is a Phase 3 clinical stage pharmaceutical company focused on the development and commercialization of novel therapeutics to treat rare, chronic, and serious inflammatory and fibrotic diseases. The Company’s lead product candidate, anabasum, is a novel synthetic oral endocannabinoid-mimetic drug designed to resolve chronic inflammation and fibrotic processes. Anabasum has generated positive data in Phase 2 studies in diffuse cutaneous systemic sclerosis, cystic fibrosis and dermatomyositis. Additionally, the Company is evaluating anabasum in open-label extension studies in systemic sclerosis and skin-predominant dermatomyositis. The Company expects to commence a Phase 2 study in systemic lupus erythematosus, a Phase 3 study in systemic sclerosis and a Phase 2b study in cystic fibrosis in the fourth quarter of 2017.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements about Corbus’ expectations regarding the completion, timing and size of its public offering and the anticipated use of proceeds therefrom. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks and uncertainties associated with Corbus’ business and finances in general, including the risks and uncertainties in the section captioned “Risk Factors” in the preliminary prospectus supplement related to the public offering that will be filed with the SEC and the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. There can be no assurances that we will be able to complete the proposed offering on the anticipated terms, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Corbus undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Investor Contacts

Jenene Thomas

Jenene Thomas Communications, LLC

Phone: (908) 938-1475

Email: jenene@jenenethomascommunications.com

Media Contact

Nic DiBella
JPA Health Communications

Phone: (617) 657-1307
Email: Nic@jpa.com

Source: Corbus Pharmaceuticals Holdings, Inc.

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